EXHIBIT 10.3

                               SEVERANCE AGREEMENT

         This SEVERANCE AGREEMENT (this "Agreement") is made and entered into as of August 10, 2005 (the "Execution Date"), by and between IR BioSciences Holdings, Inc., a Delaware corporation (the "Company") and Michael Wilhelm (the "Executive").

                                    RECITALS

         WHEREAS, the Executive is the President and Chief Executive Officer of the Company;

         WHEREAS, in order to induce Executive to maintain employment with the Company, the Board desires to provide to Executive eligibility for severance benefits in the event Executive's employment is terminated under certain circumstances, and the Executive desires to be so induced; and

         WHEREAS, Company and Executive desire to set forth in writing the terms and conditions of their agreement with respect to Company's provision of severance benefits to Executive in the event Executive's employment is terminated under certain circumstances.

                                    AGREEMENT

         NOW,   THEREFORE,   in   consideration  of  the  mutual  covenants  and
obligations herein contained, it is mutually agreed between the parties hereto as follows:

         1. Term. This Agreement shall commence on the Execution Date of this Agreement and continue until the earlier of (a) the date of termination of Executive's employment with the Company absent Involuntary Termination or (b) a Change of Control Date as that term is defined in the Change of Control Agreement of even date herewith entered into between Executive and the Operating Company.

         2. At-Will Status. Notwithstanding any provision of this Agreement, Executive is employed at-will and the Executive or Company may terminate Executive's employment at any time, with or without notice, for any or no reason.

         3. Definitions. As used in this Agreement, the following terms shall have the meanings set forth herein:

                  "Board" means the Board of Directors of Company.

                  "Cause" shall mean (i) a material act of dishonesty in connection with the Executive's responsibilities as an Executive of Company; (ii) the Executive's conviction of, or plea of nolo contendere to, a felony or a crime involving moral turpitude, (iii) the Executive's gross misconduct which has a material adverse effect on Company, or (iv) the Executive's consistent and willful failure to perform his or her employment duties where such failure is not cured within thirty (30) days after written notice to Executive by Company.


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                  "Constructive   Termination"   means   Executive's   voluntary
         termination, upon thirty (30) days' prior written notice to the Company, following: (A) Executive being designated to a divisional as opposed to corporate role in the Company, (B) a material reduction or change in job duties, responsibilities and requirements, including, without limitation, any material increase in travel responsibilities, inconsistent with Executive's position with the Company and Executive's
         duties,   responsibilities  and  requirements;  (C)  any  reduction  of
         Executive's  base  compensation  or  incentive  pay  (bonus);   or  (D)
         Executive's refusal to relocate to a facility or location more than fifty (50) miles from Company's current headquarters.

                  "Involuntary   Termination"   means  the  termination  of  the
         employment of Executive (i) by Company without Cause or (ii) due to Constructive Termination.

         4. Effect of Termination. If Executive's employment with Company is terminated at any time for any reason, Executive shall be entitled to (i) reimbursement for final expenses that Executive reasonably and necessarily incurred on behalf of the Company prior to Executive's termination of employment (provided that Executive submits expense reports and supporting documentation as required by Company practice or policy), (ii) unpaid compensation and benefits and (iii) unused vacation, accrued through the date of Executive's termination of employment.

         5. Effect of Involuntary Termination. Only in the event of an Involuntary Termination, Executive shall be entitled to the following severance benefits subject to Section 6 hereof:

                  a. continuation of Executive's base salary in effect on the date of such Involuntary Termination for a period of eighteen (18) months from the date of termination (the "Payment Period"), payable in accordance with Company's prevailing compensation practice, as such practice may be modified from time to time;

                  b. payment in an amount equal to the amount of executive incentive pay (bonus) that Executive would have received for the year in which the Involuntary Termination occurred had he met one hundred percent (100%) of the target for such incentive pay;

                  c. should Executive elect continued medical insurance coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985
         ("COBRA"), payment of Executive's COBRA premiums during the Payment Period, subject to and in accordance with the provisions of COBRA;

                  d. one-hundred percent (100%) of the unvested portion of each outstanding stock option granted to Executive shall be accelerated so that they become immediately exercisable upon the date of Involuntary Termination and may be exercised during the Payment Period; provided that, such stock options that remain unexercised upon expiration of the Payment Period shall then terminate and cease to be outstanding; and:

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


                  e. notwithstanding the terms and conditions of any written stock option agreements between Executive and Company ("Stock Option Agreements"), Executive shall have during the Payment Period the ability to exercise any stock options that are vested as of Executive's date of termination pursuant to the terms the applicable Stock Option Agreement, but in no event shall any stock option be exercisable at any time after the expiration date of such stock option, and upon the expiration of the Payment Period, such stock options shall terminate and cease to be outstanding.

         6. Conditions of Severance Benefits. Executive shall receive the severance benefits set forth in Section 5 hereof only if Executive (i) executes a separation agreement, which includes a general release, in a form and of a scope acceptable to Company in its discretion; (ii) presents satisfactory evidence to Company that he has returned all Company property, confidential information and documentation to Company; (iii) complies with, and does not violate, any provision of any confidentiality and/or non-solicitation agreements that Executive may have entered into with Company (a "Confidentiality Agreement"); (iv) provides Company with a signed, written resignation of Executive's status as an employee, officer and/or director of Company, as applicable; and (v) shall not be entitled to receive any compensation, benefits, or other payments from Company, except as set forth in this Agreement, as a result of or in connection with the termination of Executive's employment at any time and for any reason. In the event Company reasonably believes that Executive has breached, or has threatened to breach, any provision of any Confidentiality Agreement, Company shall immediately terminate all severance benefits and Executive shall no longer be entitled to such benefits and payments under this Agreement and further shall be required to reimburse all payments previously made by Company pursuant to this Agreement. Such termination of severance benefits shall be in addition to any and all legal and equitable remedies available to Company, including injunctive relief.

         7. Taxes. All payments and benefits described in this Agreement shall be subject to any and all applicable federal, state and local withholding, payroll, income and other taxes.

         8. Governing Law/Interpretation. Executive and Company agree that this Agreement and any claims arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State in which Executive substantially performs his/her employment responsibilities or, if none, the State of Delaware, and shall in all respects be interpreted, enforced and governed under the internal and domestic laws of such State, without giving effect to the principles of conflicts of laws thereof.

         9. Entire Agreement. This Agreement embodies the entire agreement among the parties and there have been and are no agreements, representations or warranties, oral or written among the parties regarding the subject matter of this Agreement other than those set forth or provided for in this Agreement.

         10. Assignment. Executive acknowledges that the services to be rendered hereunder are unique and personal in nature. Accordingly, Executive may not assign any rights or delegate any duties or obligations under this Agreement. The rights and obligations of Company under this Agreement shall automatically


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be assigned  to the  successors  and assigns of Company,  and shall inure to the benefit of, and be binding upon, such successors and assigns, as well as Executive's heirs and representatives.

         11. Notices. All notices required hereunder shall be in writing and shall be delivered in person, by facsimile or by certified or registered mail, return receipt requested, and shall be effective upon sending if by facsimile, or upon receipt if by personal delivery or certified or registered mail. All notices shall be addressed as follows or to such other address as the parties may later provide in writing:

                 if to Company:      IR BioSciences Holdings, Inc.
                                     4021 N. 75th Street
                                     Scottsdale, Arizona  85251
                                     Attn: John Fermanis, CFO


         and, if to Executive: at the home address specified on the signature page of this Agreement.

         12. Severability/Reformation. If any one or more of the provisions (or any part thereof) of this Agreement shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions (or any part thereof) shall not in any way be affected or impaired thereby, and this Agreement shall be construed and reformed to the maximum extent permitted by law. The language of all parts of this Agreement shall in all cases be construed as a whole according to its fair meaning and not strictly for or against either of the parties.

         13. Modification and Waiver. This Agreement and the rights, remedies and obligations contained in any provision hereof, may be modified or waived only in accordance with this Section 13. No waiver by either party of any breach by the other or any provision hereof shall be deemed to be a waiver of any later or other breach thereof or as a waiver of any other provision of this Agreement. This Agreement and its terms may not be waived, changed, discharged or terminated orally or by any course of dealing between the parties, but only by a written instrument signed by the party against whom any waiver, change, discharge or termination is sought.

         14. Arbitration. Any dispute, controversy or claim arising out of or in connection with this Agreement shall be exclusively subject to arbitration before the American Arbitration Association ("AAA"). Such arbitration shall take place in the State as determined under Section 8 hereof, before a single arbitrator in accordance with AAA's then current National Rules for the Resolution of Employment Disputes. Judgment upon any arbitration award may be entered in any court of competent jurisdiction. All parties shall cooperate in the process of arbitration for the purpose of expediting discovery and completing the arbitration proceedings. Nothing contained in this Section or elsewhere in this Agreement shall in any way deprive Company of its right to obtain injunctive relief in a court of competent jurisdiction for purposes of enforcing any confidentiality agreement entered into between Company and Executive.

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

         15. Survival of Obligations and Rights. The obligations and rights contained in Sections 4 through 7, inclusive, and 10 hereof shall survive the Executive's Involuntary Termination. Moreover, Section 14 hereof shall survive the resignation or termination of Executive's employment for any reason.

         16. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         17. Section Headings. The descriptive section headings herein have been inserted for convenience only and shall not be deemed to define, limit, or otherwise affect the construction of any provision hereof.

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         IN WITNESS WHEREOF,  the parties hereto have executed this Agreement as of the date and year first written above.

                                IR BIOSCIENCES HOLDINGS, INC.

                                By: __________________________

                                Name:
                                    ____________________________

                                Title: _________________________




EXECUTIVE

------------------------------
Michael Wilhelm


Address for Notice to Executive:

11007 N. Ridgeview Ct.

Fountain Hills, AZ. 85268



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